Exhibit 99.1

FOX ENTERTAINMENT GROUP

E A R N I N G S    R E L E A S E

F O R  T H E   Q U A R T E R   E N D E D   M A R C H   3 1,    2 0 0 3

FOX REPORTS THIRD QUARTER EBITDA GROWTH OF

39% TO $542 MILLION

OPERATING INCOME INCREASES $202 MILLION TO

$464 MILLION

REVENUES INCREASE 9% TO $2.7 BILLION

QUARTER HIGHLIGHTS

•	EBITDA improves $82 million at the Television Broadcast Network as primetime ratings growth in the quarter of 32% drives advertising revenues.
•	Television Stations EBITDA up 3% on higher advertising revenues as a result of the prime-time ratings success at the broadcast network.
•	Strong ratings and advertising growth at Fox News Channel and FX as well as higher affiliate revenues at the Regional Sports Networks lift EBITDA 28% at Cable Network Programming despite the cost of covering the war.
•	Robust home entertainment sales of film and television titles and the continued success of theatrical releases result in EBITDA growth of 22% at Filmed Entertainment.

NEW YORK, NY, May 13, 2003 – The Fox Entertainment Group (NYSE: FOX) today reported third quarter consolidated revenues of $2.7 billion, a 9% increase over the $2.5 billion in prior year and EBITDA(1) of $542 million, a 39% increase over the $391 million reported a year ago. The year-on-year growth was driven primarily by substantial increases in the Filmed Entertainment, Television Broadcast Network and Cable Network Programming segments.

Consolidated EBITDA(1)	3 Months Ended March 31,		9 Months Ended March 31,
	2003	2002	2003	2002
	US $ Millions		U S $ Millions
Filmed Entertainment	$220	$180	$612	$452
Television Stations	179	173	723	561
Television Broadcast Network	37	(45)	(115)	(208)
Cable Network Programming	106	83	366	199
Provision for Sports Contracts	—	—	—	(909)

Consolidated EBITDA	$542	$391	$1,586	$95

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“We are extremely pleased with our third quarter results, which continued the financial and operating momentum we achieved throughout the first half of the fiscal year. Revenue and EBITDA growth of 9% and 39%, respectively, despite the economic impact of the war in Iraq, speaks to the underlying strength of our core assets. Our cable networks, led by the ratings dominance of Fox News, and our television businesses, led by the impressive ratings turnaround at the broadcast network, each delivered double-digit operating income growth and greatly strengthened their competitive positions. And our film business, including our home entertainment products, continued its success.

“The financial and operational momentum of our businesses has provided us with the opportunity to build on our distribution strengths. With our recently announced agreement to purchase a 34% interest in Hughes Electronics, we have the opportunity to elevate a leading multi-channel television platform to more profitable levels while at the same time enhancing the value of our existing assets. The continued success of our core businesses, complemented by the rapid development of acquired and emerging platforms, will allow us to prosper in both the near and long-term.”

During the first quarter of fiscal 2003, the Company adopted Statement of Financial Accounting Standard (“SFAS”) 142, “Goodwill and Other Intangible Assets” which eliminates the requirement to amortize both goodwill and identifiable intangible assets that have indefinite useful lives. It does require that goodwill and identifiable intangibles with indefinite lives be tested for impairment annually. As a result of SFAS 142, amortization expense has been reduced significantly as the Company no longer amortizes goodwill and identifiable intangibles with indefinite lives. Amortization expense for the third quarter of fiscal 2003 is $1 million as compared with $56 million in the third quarter a year ago.

Equity in losses of affiliates for the quarter of $8 million improved $18 million versus the same period a year ago principally due to cost savings at the Metro Channels, improved results at the Rainbow Regional Sports Networks and an increase in subscribers at the National Geographic Channel. Also contributing to the improvement was lower amortization expense due to the adoption of SFAS 142.

Third quarter net income increased to $276 million ($0.31 per share) as compared to net income of $108 million ($0.13 per share) in the prior year primarily due to higher consolidated EBITDA. Weighted average shares outstanding increased to 900 million shares reflecting the issuance of 50 million shares in a public offering during November 2002.

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

FILMED ENTERTAINMENT

The Filmed Entertainment segment reported third quarter EBITDA of $220 million versus $180 million reported in the same period a year ago. The 22% increase was driven by the continued worldwide home entertainment performance of Ice Age as well as several strong domestic home entertainment performances, including Brown Sugar, One Hour Photo, Swimfan and The Banger Sisters. These contributions were partially offset by the marketing costs for several successful third and fourth quarter theatrical releases including Just Married and Daredevil, both of which opened at number one at the box office, and X2: X-Men United, which brought in a record-breaking $155 million worldwide in its first weekend and has grossed over $271 million worldwide since its release. Prior-year results included the worldwide home entertainment performance of Moulin Rouge and the domestic home entertainment release of Kiss of the Dragon.

Twentieth Century Fox Television (TCFTV) contributions increased compared to the third quarter a year ago, primarily reflecting higher syndication profits from The X-Files and Dharma & Greg. Additionally, continued momentum in home entertainment sales, most notably from The Simpsons and Buffy the Vampire Slayer, contributed to the year-on-year growth. During this broadcast season, several of TCFTV’s shows have achieved solid ratings, including 24, The Simpsons, King of the Hill, Bernie Mac and Reba, which have achieved double-digit growth among Adults 18-49.

TELEVISION STATIONS

Fox Television Stations (FTS) third quarter EBITDA grew 3% over the prior year despite the current quarter impact of pre-emptions for war coverage and the benefit a year ago from the Fox Broadcasting Company’s (FBC) broadcast of Super Bowl XXXVI. Current-year results were driven by stronger advertising revenue primarily as a result of FBC’s primetime success during the quarter and FTS’ ratings growth in local news programming. The revenue growth was partially offset by higher promotional costs during the February sweeps.

TELEVISION BROADCAST NETWORK

At the Fox Broadcasting Company, third quarter EBITDA improved by $82 million compared to a year ago, largely the result of substantial ratings growth in primetime. Additionally, the prior year’s results included losses related to the broadcast of Super Bowl XXXVI. The 32% ratings improvement in the quarter compared to a year ago was fueled by the success of American Idol 2, Joe Millionaire and 24 and included FBC’s first-ever sweeps victory among Adults 18-49. This revenue growth from these higher ratings as well as stronger pricing was slightly offset by higher promotional costs for mid-season replacements.

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

CABLE NETWORK PROGRAMMING

Cable Network Programming, comprising the Fox News Channel, Fox Cable Networks (including the Regional Sports Networks (RSNs), the FX Channel (FX) and SPEED Channel), the Los Angeles Dodgers and other cable-related businesses, reported third quarter EBITDA of $106 million, an improvement of $23 million or 28% over last year’s results. This success reflects strong revenue growth across all of the Company’s primary cable television channels, mitigated by the impact of war coverage at Fox News.

At the Fox News Channel (FNC), double-digit revenue growth, primarily from increased ad sales, more than offset significant pre-emptions and higher costs associated with covering the war. FNC finished the quarter as the highest-rated basic cable channel in primetime, making it the first news channel to achieve this distinction since 1991. Viewership during the quarter increased 80% in primetime and 92% on a 24-hour basis compared to a year ago as FNC achieved the highest 24-hour ratings growth among all cable news channels.

The Fox Cable Networks’ achieved double-digit revenue growth at both the RSNs and FX. The revenue increase at the RSNs was largely due to an increase in the number of DTH subscribers and higher advertising sales versus a year ago. The growth at FX was the result of increases in both advertising and affiliate revenues – fueled by ratings gains, higher advertising pricing and a 6% increase in subscribers over the past year. During the quarter, FX debuted the second season of The Shield, which increased its ratings in Adults 18-49 and Adults 18-34 versus its first season, in addition to winning Golden Globes for Best Drama Series and Best Actor in a Drama Series.

OTHER

On April 9, the Company announced a definitive agreement to acquire 34% of Hughes Electronics from News Corporation in exchange for $4.5 billion in promissory notes and approximately 74.2 million shares. News Corporation’s acquisition of the shares of Hughes Electronics is subject to a number of conditions, including approval by General Motors shareholders, a favorable ruling from the Internal Revenue Service and regulatory clearance. This transaction will increase News Corporation’s ownership interest in the Company from 80.6% to approximately 82%.

(1)	EBITDA is defined as operating income (loss) plus depreciation and amortization and amortization of cable distribution investments. Depreciation and amortization expense includes the amortization of acquired intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and as such it is excluded from EBITDA.

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

To receive a copy of this press release through the Internet, access Fox’s corporate Web site located at http://www.fox.com

Audio from Fox’s conference call with analysts on the third quarter results can be heard live on the Internet at 9:00 a.m. Eastern Standard Time today. To listen to the call, visit http://www.fox.com

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS: Reed Nolte, Investor Relations	Andrew Butcher, Press Inquiries
212-852-7092	212-852-7070

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except for per share amounts)

	3 Months Ended March 31,		9 Months Ended March 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

Revenues	$2,707	$2,488	$8,201	$7,294
Expenses
Operating	1,882	1,815	5,764	5,453
Selling, general and administrative	314	312	945	921
Depreciation and amortization	47	99	139	302
Other operating charge	—	—	—	909

Operating income (loss)	464	262	1,353	(291)
Other income (expense):
Interest expense, net	(25)	(54)	(120)	(192)
Equity losses of affiliates	(8)	(26)	(18)	(135)
Minority interest in subsidiaries	(5)	(7)	(21)	(29)
Other, net	—	—	—	1,585

Income before provision for income taxes and cumulative effect of accounting change	426	175	1,194	938
Provision for income tax expense on stand-alone basis	(150)	(67)	(421)	(371)

Income before cumulative effect of accounting change, net of tax	276	108	773	567
Cumulative effect of accounting change, net	—	—	—	(26)

Net income	$276	$108	$773	$541

Basic and diluted earnings per share before cumulative effect of accounting change	$0.31	$0.13	$0.88	$0.68
Basic and diluted cumulative effect of accounting change, net of tax, per share	—	—	—	(0.03)

Basic and diluted earnings per share	$0.31	$0.13	$0.88	$0.65

Basic and diluted weighted average number of common equivalent shares outstanding	900	850	875	835

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

SEGMENT INFORMATION

(in millions)

	3 Months Ended March 31,		9 Months Ended March 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenues
Filmed Entertainment	$1,171	$1,065	$3,392	$3,121
Television Stations	463	435	1,570	1,357
Television Broadcast Network	558	553	1,731	1,595
Cable Network Programming	515	435	1,508	1,221

Total Revenues(1)	$2,707	$2,488	$8,201	$7,294

EBITDA
Filmed Entertainment	$220	$180	$612	$452
Television Stations	179	173	723	561
Television Broadcast Network	37	(45)	(115)	(208)
Cable Network Programming	106	83	366	199
Provision for Sports Contracts	—	—	—	(909)

Total EBITDA	$542	$391	$1,586	$95

Operating Income
Filmed Entertainment	$205	$164	$570	$408
Television Stations	162	125	676	409
Television Broadcast Network	33	(50)	(129)	(223)
Cable Network Programming	64	23	236	24
Provision for Sports Contracts	—	—	—	(909)

Total Operating Income	$464	$262	$1,353	$(291)

(1)	In January 2002, the Company adopted EITF No. 01-09 “Accounting for the Consideration Given by a Vendor to a Customer or a Reseller of the Vendors’ Products” and as a result has reclassified the amortization of cable distribution investments against revenue as detailed in the following table:

	3 Months Ended March 31,		9 Months Ended March 31,
	2003	2002	2003	2002
	US $ Millions		US $ Millions

Gross revenues	$2,738	$2,518	$8,295	$7,378
Amortization of cable distribution investments	(31)	(30)	(94)	(84)

Revenues	$2,707	$2,488	$8,201	$7,294

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

SUPPLEMENTAL FINANCIAL DATA

EBITDA, defined as operating income (loss) plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Since, EBITDA is a non-GAAP measure it should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with GAAP. EBITDA does not reflect cash available to fund requirements, and the items excluded from EBITDA, such as depreciation and amortization, are significant components in assessing the Company’s financial performance. Management believes that EBITDA is an appropriate measure for evaluating the operating performance of the consolidated Company and its business segments. EBITDA provides management, investors and equity analysts a measure to analyze operating performance and enterprise value against historical and competitors’ data.

The following table reconciles EBITDA to the presentation of operating income as required under US-GAAP.

	3 Months Ended March 31,		9 Months Ended March 31,
	2003	2002	2003	2002
	US $ Millions		US $ Millions
Operating income (loss)	$464	$262	$1,353	$(291)
Depreciation and amortization	47	99	139	302
Amortization of cable distribution investments	31	30	94	84

EBITDA	$542	$391	$1,586	$95

	For the Three Months Ended March 31, 2003 (US $ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	EBITDA
Filmed Entertainment	$205	$15	$—	$220
Television Stations	162	17	—	179
Television Broadcast Network	33	4	—	37
Cable Network Programming	64	11	31	106

Consolidated Total	$464	$47	$31	$542

Fox Entertainment Group E A R N I N G S R E L E A S E F O R T H E Q U A R T E R E N D E D M A R C H 3 1, 2 0 0 3

SUPPLEMENTAL FINANCIAL DATA (continued)

	For the Three Months Ended March 31, 2002 (US $ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	EBITDA
Filmed Entertainment	$164	$16	$—	$180
Television Stations	125	48	—	173
Television Broadcast Network	(50)	5	—	(45)
Cable Network Programming	23	30	30	83

Consolidated Total	$262	$99	$30	$391

	For the Nine Months Ended March 31, 2003 (US $ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	EBITDA
Filmed Entertainment	$570	$42	$—	$612
Television Stations	676	47	—	723
Television Broadcast Network	(129)	14	—	(115)
Cable Network Programming	236	36	94	366

Consolidated Total	$1,353	$139	$94	$1,586

	For the Nine Months Ended March 31, 2002 (US $ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	EBITDA
Filmed Entertainment	$408	$44	$—	$452
Television Stations	409	152	—	561
Television Broadcast Network	(223)	15	—	(208)
Cable Network Programming	24	91	84	199
Provision for Sports Contracts	(909)	—	—	(909)

Consolidated Total	$(291)	$302	$84	$95